UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

June 30, 2015

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2015, Acura Pharmaceuticals, Inc. (“we” or the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which we engaged Roth to act as sole placement agent in a registered direct offering (the “Offering”) of 9,790,000 shares (the “Shares”) of our common stock, par value $.01, at a purchase price of $0.78 per Share, for gross proceeds to the Company of $7,636,200 before expenses.

Pursuant to the terms of the Placement Agency Agreement, we agreed to pay Roth a cash placement fee equal to 6.5% of the gross proceeds in the Offering and to reimburse Roth for its reasonable out-of-pocket expenses incurred in connection with the Offering in an amount not to exceed $35,000. We estimate that net proceeds we will receive from the Offering will be approximately $7.05 million, after deducting the aforementioned 6.5% placement fee and estimated offering expenses of $75,000 payable by us.

On June 30, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which we agreed to sell 9,790,000 Shares to the Purchasers in the Offering. The Purchase Agreement and the Offering were approved by the Board of Directors of the Company. The Offering is being made pursuant to a prospectus supplement that will be filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-187075) (the “Registration Statement”), which became effective on March 15, 2013, and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement. We intend to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures, research, development and marketing expenditures, and clinical trial expenditures. Pursuant to the Purchase Agreement, we expect to issue to the Purchasers an aggregate of 9,790,000 Shares at a price of $0.78 per Share. Purchasers and security holders should not rely on the representations and warranties in the Purchase Agreement and Placement Agreement as characterizations of the actual state of facts because they are made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures. The provisions of the Offering transaction documents, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The foregoing descriptions of the Placement Agency Agreement, Purchase Agreement, and the transactions contemplated therein are qualified in their entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 1.1 and 10.1, respectively, and are incorporated herein by reference. The legal opinion and consent of LeclairRyan addressing the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

Item 8.01. Other Events.

On July 1, 2015, we issued a press release announcing the entry into the Purchase Agreement and the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

1.1	Placement Agent Agreement, dated June 30, 2015, among Acura Pharmaceuticals, Inc. and Roth Capital Partners, LLC

5.1	Opinion of LeclairRyan

10.1	Form of Securities Purchase Agreement

23.1	Consent of LeclairRyan (included in 5.1 above)

99.1	Press release dated July 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: July 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agent Agreement, dated June 30, 2015, among Acura Pharmaceuticals, Inc. and Roth Capital Partners, LLC

5.1	Opinion of LeclairRyan

10.1	Form of Securities Purchase Agreement

23.1	Consent of LeclairRyan (included in 5.1 above)

99.1	Press release dated July 1, 2015